Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP
1200 Seventeenth Street NW
Washington, DC 20036

December 16, 2021

Saul Centers, Inc.
7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We are acting as counsel for Saul Centers, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”) relating to the registration under the Act of 2,000,000 Common Stock, par value $0.01 per share (the “Shares”), of the Company, issuable from time to time pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonasssessable.
We have assumed that (a) at or prior to the time of the delivery of any of the Shares, the Registration Statement will be effective under the Act, (b) at or prior to the time of the delivery of any of the Shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the declaration of trust of the Company at the time of such delivery, and (c) the Board of Directors of the Company shall not have rescinded or otherwise modified the authorization of the Shares.
The opinions set forth in this letter are limited to the law of the State of Maryland as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP